RALI Series 2007-QH6 Trust

Issuing Entity

Residential Accredit Loans, Inc.

Depositor

Residential Funding Company, LLC

Master Servicer and Sponsor

Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH6

Supplement dated March 6, 2008

to

Prospectus Supplement dated June 27, 2007

to

Prospectus dated April 9, 2007

___________________________________________

The prospectus supplement, dated June 27, 2007 (the “Prospectus Supplement”), is hereby revised as follows:

1.

The initial ratings for the classes of certificates listed below that appear under the column entitled “Initial Rating” appearing on page S-7 of the Prospectus Supplement have been revised and the current ratings for those classes are as follows:

Class	Rating as of March 4, 2008 (S&P/Moody's)(1)
M-3	Rating Watch Negative A+(3)/Aa1
M-4	Rating Watch Negative A(4)/Aa1
M-5	Rating Watch Negative BBB(5)/Possible Downgrade Aa3(6)
M-6	Rating Watch Negative BB+(7)/A3 (8)
M-7	Rating Watch Negative BB(9)/Baa2 (10)
M-8	Rating Watch Negative BB-(11)/Ba3 (12)
B	Rating Watch Negative B-(13)/B1 (14)

______________________

(1)	See “Ratings” in this prospectus supplement.
(3)	On the issuance date, the Class M-3 Certificates were rated AA- by S&P. The Rating Watch Negative status indicates that the rating may be lowered.
(4)	On the issuance date, the Class M-4 Certificates were rated A+ by S&P. The Rating Watch Negative status indicates that the rating may be lowered.
(5)	On the issuance date, the Class M-5 Certificates were rated A- by S&P. The Rating Watch Negative status indicates that the rating may be lowered.
(6)	On the issuance date, the Class M-5 Certificates were rated Aa3 by Moody’s.
(7)	On the issuance date, the Class M-6 Certificates were rated BBB by S&P. The Rating Watch Negative status indicates that the rating may be lowered.
(8)	On the issuance date, the Class M-6 Certificates were rated A1 by Moody’s.
(9)	On the issuance date, the Class M-7 Certificates were rated BBB- by S&P. The Rating Watch Negative status indicates that the rating may be lowered.
(10)	On the issuance date, the Class M-7 Certificates were rated A3 by Moody’s.
(11)	On the issuance date, the Class M-8 Certificates were rated BB+ by S&P. The Rating Watch Negative status indicates that the rating may be lowered.
(12)	On the issuance date, the Class M-8 Certificates were rated Baa3 by Moody’s.
(13)	On the issuance date, the Class B Certificates were rated BB- by S&P. The Rating Watch Negative status indicates that the rating may be lowered.
(14)	On the issuance date, the Class B Certificates were rated Ba3 by Moody’s.

2.

The Risk Factor entitled “Risk of Loss—Recent developments in the residential mortgage market may adversely affect the return on your certificates” appearing on page S-22 of the Prospectus Supplement shall be replaced with the following:

Recent developments in the residential mortgage market may adversely affect the return on your certificates.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase. In addition, in recent months housing prices in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values. As a result of these and other factors, the value of some mortgage-backed securities has been negatively impacted.

A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance; in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Borrowers who intend to sell their homes may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

As a result of these and other factors, the rating agencies have recently downgraded or put on downgrade watch a significant number of mortgage-backed securities (particularly mortgage-backed securities backed by subprime and Alt-A mortgage loans originated in 2005 and 2006), including the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates.

In addition, various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on, or market value of, your certificates.

3.

The following shall be added as the second paragraph of the Risk Factor entitled “Bankruptcy Risks—Bankruptcy proceedings could delay or reduce distributions on the certificates” on page S-25 of the Prospectus Supplement:

In addition, if any servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer, as applicable. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

4.	The following Risk Factors shall be added to the Prospectus Supplement under the heading “Risk of Loss”:
Reduced documentation programs may increase your risk of loss.

Approximately 86.7% of the mortgage loans by principal balance as of February 1, 2008 (after deducting payments of principal due during February 2008) were made to borrowers whose income is not verified, including borrowers who may not be required to state their income. With respect to these mortgage loans the borrowers may not be required to provide any information regarding their income and there may be no verification of their income or assets. Such mortgage loans increase the risk that borrowers may not have sufficient income or assets or may have overstated their income and assets and, as a consequence, may be unable to make their monthly mortgage loan payments. You should consider the risk that mortgage loans originated under reduced documentation programs may be subject to increased delinquencies and defaults.

Delinquencies may increase because servicing will be transferred.

It is expected that on or about April 1, 2008, the master servicing and primary servicing function for all of the mortgage loans will be transferred to Aurora Loan Services LLC. Aurora Loan Services LLC will master service and service the related mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement. See “Sponsor and Master Servicer” and “Pooling and Servicing Agreement—The Master Servicer and Subservicers—Aurora Loan Services LLC” in this supplement.

A servicing transfer involves notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

5.	The information under the section entitled “Sponsor and Master Servicer” beginning on page S-31 of the Prospectus Supplement is hereby deleted and replaced with the following:

Sponsor and Master Servicer

Residential Funding, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See “The Trusts—Mortgage Collateral Sellers” and “—Qualifications of Sellers” in the prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding's principal executive offices are located at One Meridian Crossings, Suite 100, Minneapolis, Minnesota 55423. Its telephone number is (952) 857-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding finances its operations primarily through its securitization program.

Residential Funding converted from a Delaware corporation to a Delaware limited liability company on October 6, 2006. Residential Funding was formerly known as Residential Funding Corporation. Residential Funding was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. GMAC LLC, formerly known as General Motors Acceptance Corporation, purchased Residential Funding in 1990. In 1995, Residential Funding expanded its business to include “Alt-A” first lien mortgage loans, such as some of the mortgage loans described in the prospectus supplement. Residential Funding also began to acquire and service “subprime”, closed-end and revolving loans secured by second liens in 1995.

On November 21, 2007, Moody’s Investors Service, Inc., or Moody’s, reduced the servicer quality rating (“SQ”) of Residential Funding as a master servicer of residential mortgage loans to SQ1- from SQ1 and placed these ratings on review for possible further downgrade. The downgrade was prompted by Moody's rating action on the senior unsecured debt rating of the parent corporation, Residential Capital, LLC, which was downgraded on November 1, 2007, to Ba3 from Ba1. Based on the rating action, Moody's lowered its servicing stability assessment for the master servicing operations to average from above average.

Moody's SQ rating for master servicers represents its view of a master servicer’s ability to report servicer activity to trustees or investors and oversee the performance and reporting of underlying servicers. The SQ rating scale takes into account servicing stability which is a combination of the company's operational stability, financial stability, and the ability to respond to changing market conditions. The rating scale ranges from SQ1 (strong) to SQ5 (weak).

On February 22, 2008, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or Standard & Poor’s, reduced the counterparty long term credit rating of Residential Capital, LLC from BB+ to B, and reduced the counterparty short term credit rating of Residential Capital, LLC from B to C. Standard & Poor’s also assigned a negative rating outlook for Residential Capital, LLC.

On March 3, 2008, Fitch Ratings, or Fitch, reduced the long term issuer default rating of Residential Capital, LLC from BB+ to BB-. Fitch downgraded Residential Capital, LLC’s senior and subordinated debt to B+ and B-, respectively. Fitch also assigned the status of ratings watch negative outlook to Residential Capital, LLC.

Residential Funding has entered into an agreement to transfer the master servicing and subservicing of the mortgage loans subject to the pooling and servicing agreement to Aurora Loan Services LLC (“Aurora”). The depositor expects that certain conditions precedent to such transfer, including a determination by the trustee that Aurora is reasonably satisfactory and a letter from each rating agency confirming that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the current ratings of any of the RALI Series 2007-QH6 Mortgage Asset-Backed Pass-Through Certificates, will be satisfied prior to the expected effective date of the transfer on April 1, 2008. See “Pooling and Servicing Agreement—The Master Servicer and Subservicers—Aurora Loan Services LLC” in this supplement for additional information regarding the master servicing experience of Aurora.

The following tables set forth the aggregate principal balance of publicly offered securitizations of mortgage loans sponsored by Residential Funding for the past five years and for the nine months ended September 30, 2007, calculated as of year end or quarter end, as applicable. Residential Funding sponsored approximately $31.6 billion and $2.8 billion in initial aggregate principal balance of mortgage-backed securities in the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding sponsored approximately $61.8 billion and $3.0 billion in initial aggregate principal balance of mortgage-backed securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Sponsor Securitization Experience

              First Lien Mortgage Loans

Volume by Principal Balance	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	$ 16,177,753,813	$ 18,964,072,062	$ 11,953,278,792	$ 24,149,038,614	$ 40,241,885,054	$ 22,403,276,926
Non Prime Mortgages(2)	$ 15,475,700,554	$ 27,931,235,627	$ 24,408,531,445	$ 27,928,496,334	$ 21,581,547,796	$ 5,446,134,747
Total	$ 31,653,454,367	$ 46,895,307,689	$ 36,361,810,237	$ 52,077,534,948	$ 61,823,432,850	$ 27,849,411,673

Prime Mortgages(1)	51.11%	40.44%	32.87%	46.37%	65.09%	80.44%
Non Prime Mortgages(2)	48.89%	59.56%	67.13%	53.63%	34.91%	19.56%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(1.28)%	17.22%	(36.97)%	102.03%	66.64%	-
Non Prime Mortgages(2)	104.52%	80.48%	(12.61)%	14.42%	(22.73)%	-
Total	32.14%	48.15%	(22.46)%	43.22%	18.71%	-

                  Junior Lien Mortgage Loans

Volume by Principal Balance	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	$ 2,875,005,049	$ 3,207,008,585	$ 2,085,015,925	$ 2,409,506,573	$ 3,012,549,922	$ 2,933,100,838
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	$ 2,875,005,049	$ 3,207,008,585	$ 2,085,015,925	$ 2,409,506,573	$ 3,012,549,922	$ 2,933,100,838

Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	17.90%	11.55%	(34.99)%	15.56%	25.03%	-
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	17.90%	11.55%	(34.99)%	15.56%	25.03%	-

(1)	Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)

Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year to year growth or decline as a percentage of the prior year’s volume.

                First Lien Mortgage Loans

Volume by Number of Loans	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	68,077	86,166	55,773	91,631	141,188	66,717
Non Prime Mortgages(2)	136,789	200,446	170,696	173,796	132,069	30,514
Total	204,866	286,612	226,469	265,427	273,257	97,231

Prime Mortgages(1)	33.23%	30.06%	24.63%	34.52%	51.67%	68.62%
Non Prime Mortgages(2)	66.77%	69.94%	75.37%	65.48%	48.33%	31.38%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	17.87%	26.57%	(35.27)%	64.29%	54.08%	-
Non Prime Mortgages(2)	91.47%	46.54%	(14.84)%	1.82%	(24.01)%	-
Total	58.56%	39.90%	(20.98)%	17.20%	2.95%	-

               Junior Lien Mortgage Loans

Volume by Number of Loans	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	73,188	84,962	51,614	53,071	60,951	54,120
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	73,188	84,962	51,614	53,071	60,951	54,120

Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	16.26%	16.09%	(39.25)%	2.82%	14.85%	-
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	16.26%	16.09%	(39.25)%	2.82%	14.85%	-

(1)	Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)

Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year to year growth or decline as a percentage of the prior year’s volume.

The following tables set forth the outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by Residential Funding for the past five years and for the nine months ended September 30, 2007, and the number of such loans for the same periods. Residential Funding was the master servicer of a residential mortgage loan portfolio of approximately $68.1 billion and $4.1 billion in outstanding principal balance as of the end of the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding was the master servicer of a residential mortgage loan portfolio of approximately $140.1 billion and $8.5 billion in outstanding principal as of the end of the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Master Servicer Servicing Experience

                       First Lien Mortgage Loans

Volume by Principal Balance	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	$ 43,282,264,857	$ 33,749,084,171	$ 32,453,682,854	$ 47,935,800,813	$ 83,052,457,702	$ 99,075,920,638
Non Prime Mortgages(2)	$ 24,910,565,613	$ 39,334,697,127	$ 50,509,138,736	$ 53,938,083,312	$ 57,013,557,376	$ 53,052,082,172
Total	$ 68,192,830,470	$ 73,083,781,298	$ 82,962,821,590	$101,873,884,125	$140,066,015,078	$152,128,002,810

Prime Mortgages(1)	63.47%	46.18%	39.12%	47.05%	59.30%	65.13%
Non Prime Mortgages(2)	36.53%	53.82%	60.88%	52.95%	40.70%	34.87%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(15.75)%	(22.03)%	(3.84)%	47.71%	73.26%	-
Non Prime Mortgages(2)	51.62%	57.90%	28.41%	6.79%	5.70%	-
Total	0.57%	7.17%	13.52%	22.79%	37.49%	-

                       Junior Lien Mortgage Loans

Volume by Principal Balance	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	$ 4,102,615,571	$ 4,365,319,862	$ 5,135,640,057	$ 5,476,133,777	$ 8,536,345,778	$ 7,327,610,630
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	$ 4,102,615,571	$ 4,365,319,862	$ 5,135,640,057	$ 5,476,133,777	$ 8,536,345,778	$ 7,327,610,630

Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	16.79%	6.40%	17.65%	6.63%	55.88%	-
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	16.79%	6.40%	17.65%	6.63%	55.88%	-

(1)	Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)

Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year to year growth or decline as a percentage of the prior year’s volume.

              First Lien Mortgage Loans

Volume by Number of Loans	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	202,938	168,654	156,745	201,903	312,825	354,313
Non Prime Mortgages(2)	242,625	341,863	414,639	411,550	405,577	56,890
Total	445,563	510,517	571,384	613,453	718,402	711,203

Prime Mortgages(1)	45.55%	33.04%	27.43%	32.91%	43.54%	49.82%
Non Prime Mortgages(2)	54.45%	66.96%	72.57%	67.09%	56.46%	50.18%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(14.71)%	(16.89)%	(7.06)%	28.81%	54.94%	-
Non Prime Mortgages(2)	44.37%	40.90%	21.29%	(0.74)%	(1.45)%	-
Total	9.74%	14.58%	11.92%	7.36%	17.11%	-

              Junior Lien Mortgage Loans

Volume by Number of Loans	2002	2003	2004	2005	2006	Nine Months Ended 9/30/07

Prime Mortgages(1)	118,773	127,833	147,647	143,713	199,652	164,753
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	118,773	127,833	147,647	143,713	199,652	164,753

Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	14.16%	7.63%	15.50%	(2.66)%	38.92%	-
Non Prime Mortgages(2)	-	-	-	-	-	-
Total	14.16%	7.63%	15.50%	(2.66)%	38.92%	-

(1)	Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)

Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year to year growth or decline as a percentage of the prior year’s volume.

Residential Funding’s overall procedures for originating and acquiring mortgage loans are described under “Description of the Mortgage Pool—The Program” in the prospectus supplement. Residential Funding’s material role and responsibilities in this transaction, including as master servicer, are described in the prospectus under “The Trusts—Qualifications of Sellers” and “The Trusts—Repurchases of Mortgage Collateral” and in the prospectus supplement under “Pooling and Servicing Agreement—The Master Servicer and Subservicer—Master Servicer.”

Residential Funding’s wholly-owned subsidiary, Homecomings Financial, LLC, or Homecomings, originated and sold to Residential Funding approximately 43.1% of the mortgage loans, by principal balance as of February 1, 2008 (after deducting payments of principal due during February 2008), included in the mortgage pool. See “Affiliations Among Transaction Parties” and “Description of the Mortgage Pool—Originators” in the prospectus supplement and “Pooling and Servicing Agreement—The Master Servicer and Subservicers” in this supplement.

6.	The sixth paragraph under the section entitled “Description of the Mortgage Pool—General” on page S-39 of the Prospectus Supplement is hereby deleted and replaced with the following:

The depositor and Residential Funding Company, LLC will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding Company, LLC will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any of those mortgage loans. Residential Funding Company, LLC will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding Company, LLC and the depositor to the limited extent described above. If for any reason the depositor or Residential Funding is unable to repurchase a defective mortgage loan, the amount of realized losses on the mortgage loans may increase, which may increase the risk that realized losses will be allocated to your certificates and/or may adversely affect the market value of your certificates. See “The Trusts—Representations with Respect to Mortgage Collateral” in the prospectus.

7.

Investors should note that updated static pool data with respect to mortgage loans serviced by Residential Funding is available on the internet at www.gmacrfcstaticpool.com (the “Static Pool Data”). Information presented under (i) “RALI” as the issuer/shelf, (ii) “QH” as the series, and (iii) “2007-QH6” as the deal, will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in the RALI 2007-QH6 Trust, based on underwriting criteria and credit quality. For additional information regarding the Static Pool Data, see “Description of the Mortgage Pool––Static Pool Information” in the Prospectus Supplement.

8.

The information under the section entitled “Pooling and Servicing Agreement—Custodial Arrangements” appearing on page S-93 of the Prospectus Supplement is hereby deleted and replaced with the following:

The trustee has been directed to appoint Wells Fargo Bank, N.A. to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. Residential Funding was required to deliver only the mortgage notes to the custodian. The mortgage notes (and any contents of a mortgage loan file delivered to the custodian) will be maintained in vaults located at the custodian's premises in Minnesota. Only the custodian has access to these vaults. A shelving and filing system segregates the files relating to the mortgage loans from other assets serviced by the sponsor.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in Minneapolis, Minnesota and in two regional offices located in Irvine, California, and Salt Lake City, Utah. As of December 31, 2007, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over ten million files.

9.

The information under the sections entitled “Pooling and Servicing Agreement—The Master Servicer and Subservicers—Homecomings Financial, LLC” beginning on page S-95 of the Prospectus Supplement and “Pooling and Servicing Agreement—Additional Subservicers—GMAC Mortgage, LLC” beginning on page S-98 of the Prospectus Supplement is hereby deleted and replaced with the following:

GMAC Mortgage, LLC. GMAC Mortgage, LLC (“GMACM”) will subservice all of the mortgage loans until the transfer of the primary servicing function to Aurora Loan Services LLC as described herein. GMACM is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly-owned subsidiary of Residential Capital, LLC (“ResCap”). ResCap is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC. On August 24, 2007, Fitch Ratings or Fitch, reduced GMACM’s residential primary subservicer rating and residential primary servicer rating for Alt-A product from RPS1 to RPS1- and placed the servicer ratings on Rating Watch Negative.

ResCap, which owns indirectly all of the equity of both Homecomings Financial, LLC (“Homecomings”) and GMACM, has restructured the operations of Homecomings and GMACM. As a result of such restructuring, on September 24, 2007, Homecomings transferred its servicing platform and certain employees responsible for the servicing function to its affiliate GMACM. Subsequently, on December 12, 2007, Fitch withdrew its residential servicer ratings for both GMACM, indicated above, and Homecomings and assigned a residential primary subservicer rating and residential primary servicer rating for Alt-A product of RPS2+ to ResCap. This rating takes into consideration the servicing capabilities of GMACM and reflects the financial rating of ResCap.

Subsequent to the transfer of the servicing platform and employees from Homecomings to GMACM, in addition to the mortgage loans owned by the issuing entity which were previously serviced by GMACM, GMACM will subservice the mortgage loans owned by the issuing entity which were previously serviced by Homecomings, and Homecomings will no longer subservice any of the mortgage loans. In addition GMACM will be servicing all of the GMACM and Homecomings servicing portfolios, which will consist of the aggregate of the amounts set forth below under the headings “GMAC Mortgage, LLC Primary Servicing Portfolio” and “Homecomings Financial, LLC Primary Servicing Portfolio.”

GMACM began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034. Its telephone number is (215) 734-5000.

In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM. Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank, was organized in 2001. As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank.

GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of the nine months ended September 30, 2007, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2,291,593 of residential mortgage loans having an aggregate unpaid principal balance of approximately $290 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 290,232 loans having an aggregate unpaid principal balance of over $60.4 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMACM for the periods indicated, and the number of such loans for the same period. GMACM was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.7 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMACM was the servicer of a residential mortgage loan portfolio of approximately $217.0 billion, $31.3 billion, $19.0 billion and $23.2 billion during the nine months ended September 30, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC Mortgage, LLC PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

	Year Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2007
Prime conforming mortgage loans
No. of Loans	1,418,843	1,308,284	1,323,249	1,392,870	1,455,919	1,508,054
Dollar Amount of Loans	$150,421	$153,601	$165,521	$186,364	$203,894	$217,021
Percentage Change from Prior Year	N/A	2.11%	7.76%	12.59%	9.41%	6.44%
Prime non-conforming mortgage loans
No. of Loans	36,225	34,041	53,119	69,488	67,462	65,169
Dollar Amount of Loans	$12,543	$13,937	$23,604	$32,385	$32,220	$31,254
Percentage Change from Prior Year	N/A	11.12%	69.36%	37.20%	(0.51)%	(3.00)%
Government mortgage loans
No. of Loans	230,085	191,023	191,844	181,679	181,563	178,333
Dollar Amount of Loans	$21,174	$ 17,594	$18,328	$18,098	$18,843	$18,973
Percentage Change from Prior Year	N/A	(16.91)%	4.17%	(1.25)%	4.12%	0.69%
Second-lien mortgage loans
No. of Loans	261,416	282,128	350,334	392,261	514,085	540,037
Dollar Amount of Loans	$6,666	$7,023	$10,374	$13,034	$20,998	$23,199
Percentage Change from Prior Year	N/A	5.36%	47.71%	25.64%	61.10%	10.48%
Total mortgage loans serviced
No. of Loans	1,946,569	1,815,476	1,918,546	2,036,298	2,219,029	2,291,593
Dollar Amount of Loans	$190,804	$192,155	$217,827	$249,881	$275,955	$290,447
Percentage Change from Prior Year	N/A	0.71%	13.36%	14.72%	10.43%	5.25%

HOMECOMINGS FINANCIAL, LLC PRIMARY SERVICING PORTFOLIO

The following table sets forth the aggregate principal balance of mortgage loans serviced by Homecomings for the past five years and for the nine months ended September 30, 2007. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

First Lien Mortgage Loans

	Year Ended December 31,					Nine Months Ended September 30,
Volume by Principal Balance	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	$27,343,774,000	$29,954,139,212	$31,943,811,060	$44,570,851,126	$67,401,832,594	$71,858,074,506
Non-Prime Mortgages(2)	$27,384,763,000	$39,586,900,679	$44,918,413,591	$52,102,835,214	$49,470,359,806	$40,347,477,674
Total	$54,728,537,000	$69,541,039,891	$76,862,224,651	$96,673,686,340	$116,872,192,400	$112,205,552,180
Prime Mortgages(1)	49.96%	43.07%	41.56%	46.10%	57.67%	64.04%
Non-Prime Mortgages(2)	50.04%	56.93%	58.44%	53.90%	42.33%	35.96%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change from Prior Year(3)
Prime Mortgages(1)	7.09%	9.55%	6.64%	39.53%	51.22%
Non-Prime Mortgages(2)	60.71%	44.56%	13.47%	15.99%	(5.05)%
Total	28.55%	27.07%	10.53%	25.78%	20.89%

Junior Lien Mortgage Loans

	Year Ended December 31,					Nine Months Ended September 30,
Volume by Principal Balance	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$10,519,372,299
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$10,519,372,299
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change from Prior Year(3)
Prime Mortgages(1)	(4.94)%	(2.95)%	2.25%	(1.68)%	53.43%
Non-Prime Mortgages(2)	-	-	-	-	-
Total	(4.94)%	(2.95)%	2.25%	(1.68)%	53.43%
(1) Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year’s volume.

First Lien Mortgage Loans

	Year Ended December 31,					Nine Months Ended September 30,
Volume by Number of Loans	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	125,209	143,645	150,297	187,773	252,493	260,205
Non-Prime Mortgages(2)	257,077	341,190	373,473	394,776	361,125	298,742
Total	382,286	484,835	523,770	582,549	613,618	558,947
Prime Mortgages(1)	32.75%	29.63%	28.70%	32.23%	41.15%	46.55%
Non-Prime Mortgages(2)	67.25%	70.37%	71.30%	67.77%	58.85%	53.45%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change from Prior Year(3)
Prime Mortgages(1)	(6.30)%	14.72%	4.63%	24.93%	34.47%
Non-Prime Mortgages(2)	52.85%	32.72%	9.46%	5.70%	(8.52)%
Total	26.66%	26.83%	8.03%	11.22%	5.33%

Junior Lien Mortgage Loans

	Year Ended December 31,					Nine Months Ended September 30,
Volume by Number of Loans	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	217,031	211,585	210,778	199,600	266,900	243,314
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	217,031	211,585	210,778	199,600	266,900	243,314
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change fromPrior Year(3)
Prime Mortgages(1)	(5.20)%	(2.51)%	(0.38)%	(5.30)%	33.72%
Non-Prime Mortgages(2)	-	-	-	-	-
Total	(5.20)%	(2.51)%	(0.38)%	(5.30)%	33.72%
(1) Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year’s volume.

Billing and Payment Procedures. As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone. GMACM may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMACM of any of its responsibilities or liabilities as a servicer.

Aurora Loan Services LLC. It is expected that on or about April 1, 2008, the primary servicing function for all of the mortgage loans will be transferred to Aurora Loan Services LLC. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of Lehman Brothers Bank, FSB. Aurora’s executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

Master Servicing

Aurora’s centralized real estate master servicing facility is located at 10350 Park Meadows Drive, Littleton, Colorado 80124. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998. Aurora has been master servicing subprime residential mortgage loans since 2002.

The following tables set forth certain information regarding Aurora’s total public securitization master servicing portfolio.

	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	143,624	$42,469	246,903	$72,992
Subprime	277,640	$36,449	418,984	$58,092
Government Insured or Guaranteed(1)	206,509	$16,751	171,602	$13,198
Home Equity Lines of Credit	3,666	$167	1,967	$76
Total Portfolio	631,439	$95,836	839,456	$144,358
	At December 31, 2006		At December 31, 2007
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	324,838	$101,548	381,514	$122,531
Subprime	479,174	$66,158	416,485	$60,470
Government Insured or Guaranteed(1)	143,326	$10,889	122,990	$9,236
Home Equity Lines of Credit	1,268	$41	1,906	$62
Total Portfolio	948,606	$178,637	922,895	$192,298

__________________

(1)

‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans’ Affairs or the Rural Housing and Community Development Service.

Aurora’s master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related servicing agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora’s analysis includes a review of each servicer’s duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices. Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

Total Portfolio

Aurora’s centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112. Aurora has also recently opened a facility in Indianapolis which currently provides customer and collection services. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

The following tables set forth certain information regarding Aurora’s total loan servicing and subservicing portfolio.

	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
		(in millions)		(in millions)
Conventional	41,391	$6,723	61,309	$8,881
Conventional Alt-A	157,333	$40,795	261,125	$62,067
Conventional Alt-B(5)	-	-	-	-
Subprime	6,981	$933	7,443	$1,267
Government Insured or Guaranteed(1)	85,274	$4,580	9,131	$654
Home Express(2)	31,254	$3,490	16,582	$1,714
SBA Disaster Loans(3)	44,230	$774	36,737	$629
Scratch & Dent(4) (5)	-	-	-	-
Home Equity Lines of Credit	-	$0	157	$8
Total Portfolio	366,463	$57,295	392,484	$75,220
	At December 31, 2006		At December 31, 2007(5)
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
		(in millions)		(in millions)
Conventional	85,750	15,356	61,237	$14,133
Conventional Alt-A	306,113	73,588	266,661	$68,815
Conventional Alt-B(5)	-	-	150,619	$27,791
Subprime	10,749	1,943	12,724	$2,050
Government Insured or Guaranteed(1)	7,081	497	336(6)	$22(6)
Home Express(2)	10,896	1,070	-	$0
SBA Disaster Loans(3)	30,812	521	26,208	$435
Scratch & Dent(4)(5)	-	-	4,646	$792
Home Equity Lines of Credit	172	8	129	$7
Total Portfolio	451,573	92,983	522,560	$114,045

__________________

(1)

‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2)

‘Home Express’ means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio. As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. All mortgage loans that were classified prior to January 2007 as “Home Express” mortgage loans are from and after January 2007 classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

(3)

‘SBA Disaster Loans’ means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

(4)

‘Scratch and Dent’ means mortgage loans that contain any one or more defects resulting from (i) mortgage loans that were not underwritten in accordance with the originator's implemented credit guidelines, (ii) deficiencies in the mortgage loan’s documentation, (iii) failures by the originator to adhere to applicable laws and regulations, (iv) irregular payment history or (v) borrower defaults.

(5)

As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Mortgage loans within these two categories were classified, prior to January 2007, within Aurora’s then-existing mortgage loan categories. Therefore, the number of mortgage loans and principal balance of mortgage loans categorized within a particular category that existed prior to January 2007 may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

(6)

At December 31, 2007 Aurora was the named servicer of an additional 6,219 government insured or guaranteed mortgage loans, representing an unpaid principal balance of approximately $468 million, the servicing responsibilities with respect to which are performed by a third-party subservicer engaged by Aurora.

The following table provides Aurora’s outstanding advances and servicing advances:

	At December 31, 2004	At December 31, 2005	At December 31, 2006	At December 31, 2007(1)
Portfolio	Advance Balance	Advance Balance	Advance Balance	Advance Balance
Conventional	$11,363,442	$17,706,788	$31,095,883	$20,371,114
Conventional Alt-A	$13,543,476	$24,810,189	$73,088,541	$55,415,992
Conventional Alt-B(1) (2)	-	-	-	$63,488,771
Express(2)	($7,187,866)	$2,222,664	$1,524,941	-
Government	$36,995,784	$28,014,484	$17,823,996	$2,288,906
HELOC	$0	$4,639	$3,969	$210
SBA	$4,897,435	$5,250,499	$4,992,823	$1,087,805
Subprime	$4,910,400	$3,795,379	$7,544,466	$7,628,548
Scratch & Dent(1) (2)	-	-	-	$11,949,433
Total	$64,522,671	$81,804,642	$136,074,618	$162,230,779

__________________

(1)

As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Mortgage loans within these two categories were classified, prior to January 2007, within Aurora’s then-existing mortgage loan categories. Therefore, the outstanding advances with respect to mortgage loans categorized within a particular category that existed prior to January 2007 may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

(2)

As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. All mortgage loans that were classified prior to January 2007 as “Home Express” mortgage loans are from and after January 2007 classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

Aurora’s servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable servicing agreement, including through the establishment and use of servicing accounts and escrow accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner’s insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora’s website and in person at certain of Aurora’s loan servicing facilities.

Aurora’s servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A, conventional Alt-B and subprime mortgage loans. Included among these changes are a heightened emphasis on Aurora’s home retention group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

Aurora generally will be obligated to make advances and servicing advances to the extent that such advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related mortgage loan. As of December 31, 2004, December 31, 2005, and December 31, 2006, and December 31, 2007, Aurora had outstanding advances and servicing advances of approximately $64,522,671, $81,804,642, $136,074,618 and $162,230,779 respectively.

The below delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora’s servicing portfolio may differ significantly from the mortgage loans (the “Mortgage Loans”) in any securitization transaction. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the related mortgaged properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines. Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

When a mortgage loan becomes a ‘high risk asset’ (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution. This review is designed to minimize risk and maximize recovery. Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions. Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

Conventional Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures

(Dollars in Millions)(1)(4)

Conventional

	At December 31, 2004			At December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	41,391	$6,722.64		61,309	$8,880.54
Period of delinquency (2)
30 to 59 days	945	$129.19	1.92%	1,462	$204.53	2.30%
60 to 89 days	253	$36.10	0.54%	466	$67.84	0.76%
90 days or more	203	$31.67	0.47%	609	$81.08	0.91%
Total delinquent loans(2)	1,401	$196.95	2.93%	2,537	$353.45	3.98%
Loans in foreclosure (excluding bankruptcies)	595	$97.83	1.46%	1,044	$153.32	1.73%
Loans in bankruptcy	321	$44.02	0.65%	819	$93.12	1.05%
Total	2,317	$338.81	5.04%	4,400	$599.89	6.76%

	At December 31, 2006			At December 31, 2007(4)
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	85,736	$15,353.12		61,237	$14,133.42
Period of delinquency(2)
30 to 59 days	3,508	$628.01	4.09%	2,512	$509.56	3.61%
60 to 89 days	1,125	$208.45	1.36%	1,032	$214.26	1.52%
90 days or more	1,077	$165.04	1.07%	845	$183.14	1.30%
Total delinquent loans(2)	5,710	$1,001.50	6.52%	4,389	$906.96	6.42%
Loans in foreclosure (excluding bankruptcies)	2,425	$484.09	3.15%	2,349	$539.11	3.81%
Loans in bankruptcy	676	$89.36	0.58%	615	$88.95	0.63%
Total	8,811	$1,574.95	10.26%	7,353	$1,535.02	10.86%

_______________________

(1)

Total portfolio and delinquency information is for conventional mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)

The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.
(4)

As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Conventional Mortgage Loans”. Therefore, the delinquency and foreclosure information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Conventional Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

Loan Loss Experience
(Dollars in Millions) (4) (5)

Conventional

	For the year ended		For the year ended
	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	33,450	$5,871.74	48,053	$7,494.87
Net Losses(2) (3)	164	$5.94	471	$16.03
Net Losses as a Percentage of Total Portfolio		0.10%		0.21%

	For the year ended		For the quarter ended
	At December 31, 2006		At December 31, 2007(5)
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	72,671	$13,149.81	56,155	$13,186.04
Net Losses(2) (3)	488	$18.17	496	$23.31
Net Losses as a Percentage of Total Portfolio		0.14%		0.18%
____________________
(1) "Total Portfolio" is the aggregate principal balance of the securitized Conventional mortgage loans on the last day of the period.

(2)  “Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)  Net Losses includes loans on which the trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)  The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(5)  As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Conventional Mortgage Loans”. Therefore, the loan loss information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Conventional Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

Conventional Alt-A Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures

(Dollars in Millions)(1)(4)

Conventional Alt-A

	At December 31, 2004			At December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	157,333	$40,795.33		261,125	$62,066.75
Period of delinquency(2)
30 to 59 days	1,222	$317.90	0.78%	2,789	$680.66	1.10%
60 to 89 days	179	$50.29	0.12%	604	$149.13	0.24%
90 days or more	137	$55.69	0.14%	363	$87.64	0.14%
Total delinquent loans(2)	1,538	$423.88	1.04%	3,756	$917.43	1.48%
Loans in foreclosure (excluding bankruptcies)	262	$116.92	0.29%	649	$174.28	0.28%
Loans in bankruptcy	157	$39.92	0.10%	727	$148.20	0.24%
Total	1,957	$580.72	1.42%	5,132	$1,239.91	2.00%

	At December 31, 2006			At December 31, 2007(4)
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	306,127	$73,590.40		266,661	$68,814.52
Period of delinquency (2)
30 to 59 days	6,367	$1,575.58	2.14%	7,590	$2,037.60	2.96%
60 to 89 days	1,585	$386.42	0.53%	3,556	$1,021.03	1.48%
90 days or more	1,025	$270.41	0.37%	3,007	$804.76	1.17%
Total delinquent loans(2)	8,977	$2,232.41	3.03%	14,153	$3,863.39	5.61%
Loans in foreclosure (excluding bankruptcies)	2,633	$701.56	0.95%	7,436	$2,417.60	3.51%
Loans in bankruptcy	638	$134.70	0.18%	1,007	$248.56	0.36%
Total	12,248	$3,068.67	4.17%	22,596	$6,529.55	9.48%

_______________________

(1)

Total portfolio and delinquency information is for conventional Alt-A mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)

The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.
(4)

As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Conventional Alt-A Mortgage Loans”. Therefore, the delinquency and foreclosure information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Conventional Alt-A Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

Loan Loss Experience
(Dollars in Millions) (4) (5)

Conventional Alt-A

	For the year ended		For the year ended
	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	131,754	$34,274.43	236,824	$56,571.95
Net Losses(2) (3)	48	$3.91	165	$14.85
Net Losses as a Percentage of Total Portfolio		0.01%		0.03%

	For the year ended		For the quarter ended
	At December 31, 2006		At December 31, 2007(5)
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	288,457	$69,608.14	254,393	$66,509.18
Net Losses(2) (3)	400	$17.34	474	$23.22
Net Losses as a Percentage of Total Portfolio		0.02%		0.03%
____________________
(1) "Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt-A mortgage loans on the last day of the period.

(2)  “Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)  Net Losses includes loans on which the trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)  The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(5) As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Conventional Alt-A Mortgage Loans”. Therefore, the loan loss information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Conventional Alt-A Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

Conventional Alt-B Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-B mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of an Alt-B mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-B mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures

(Dollars in Millions)(1)

Conventional Alt-B

	At December 31, 2007
	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	150,619	$27,791.19
Period of delinquency (2)
30 to 59 days	8,848	$1,754.86	6.31%
60 to 89 days	4,814	$1,013.61	3.65%
90 days or more	7,262	$1,190.53	4.28%
Total delinquent loans(2)	20,924	$3,959.00	14.25%
Loans in foreclosure (excluding bankruptcies)	11,686	$3,195.25	11.50%
Loans in bankruptcy	1,400	$259.03	0.93%
Total	34,010	$7,413.28	26.67%

_______________________

(1)

Total portfolio and delinquency information is for conventional Alt-B mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer. As of January 2007, Aurora began classifying certain residential mortgage loans as “Conventional Alt-B Mortgage Loans”. Mortgage loans within this category were classified, prior to January 2007, within Aurora’s then-existing mortgage loan categories.

(2)

The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience

(Dollars in Millions) (4)

Conventional Alt-B

	For the quarter ended
	At December 31, 2007
Type of Loan	Number of Loans	Principal Balance
Total Portfolio(1)	132,934	$25,884.07
Net Losses(2) (3)	1,061	$54.83
Net Losses as a Percentage of Total Portfolio		0.21%

_________________________

(1) "Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt-B mortgage loans on the last day of the period.

(2)  “Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)  Net Losses includes loans on which the trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)  The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer. As of January 2007, Aurora began classifying certain residential mortgage loans as “Conventional Alt-B Mortgage Loans”. Mortgage loans within this category were classified, prior to January 2007, within Aurora’s then-existing mortgage loan categories.

Subprime Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee or, in securitization transactions that have third party special servicers, the mortgage loan is referred, instead, to such third party for future servicing.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures

(Dollars in Millions)(1)(4)

Subprime

	At December 31, 2004			At December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	6,981	$933.03		7,443	$1,267.31
Period of delinquency (3)
30 to 59 days	144	$17.43	1.87%	190	$29.20	2.30%
60 to 89 days	41	$4.43	0.47%	70	$10.88	0.86%
90 days or more	42	$3.35	0.36%	87	$11.74	0.93%
Total delinquent loans(3)	227	$25.21	2.70%	347	$51.81	4.09%
Loans in foreclosure (excluding bankruptcies)	119	$11.37	1.22%	200	$28.88	2.28%
Loans in bankruptcy	150	$10.70	1.15%	186	$16.48	1.30%
Total	496	$47.28	5.07%	733	$97.17	7.67%

	At December 31, 2006			At December 31, 2007(4)
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	10,749	$1,943.06		12,724	$ 2,049.75
Period of delinquency (2)
30 to 59 days	367	$73.62	3.79%	624	$109.36	5.34%
60 to 89 days	162	$36.65	1.89%	351	$70.58	3.44%
90 days or more	75	$9.68	0.50%	556	$64.02	3.12%
Total delinquent loans(2)	604	$119.95	6.17%	1,531	$243.96	11.90%
Loans in foreclosure (excluding bankruptcies)	388	$79.30	4.08%	1,379	$343.75	16.77%
Loans in bankruptcy	146	$16.13	0.83%	279	$42.85	2.09%
Total	1,138	$215.38	11.08%	3,189	$630.56	30.76%

_______________________

(1)

Total portfolio and delinquency information is for subprime mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)

The ABS method for subprime loans is used in calculation of delinquency percentage. Under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.
(4)

As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Subprime Mortgage Loans”. Therefore, the delinquency and foreclosure information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Subprime Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

Loan Loss Experience
(Dollars in Millions)(4) (5)

Subprime

	For the year ended		For the year ended
	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	5,713	$705.94	6,869	$1,196.26
Net Losses(2) (3)	49	$1.30	77	$2.20
Net Losses as a Percentage of Total Portfolio		0.18%		0.18%

	For the year ended		For the quarter ended
	At December 31, 2006		At December 31, 2007(5)
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	8,879	$1,589.47	11,056	$1,848.58
Net Losses(2) (3)	94	$3.09	245	$12.54
Net Losses as a Percentage of Total Portfolio		0.19%		0.68%
____________________
(1) "Total Portfolio" is the aggregate principal balance of the securitized Subprime mortgage loans on the last day of the period.

(2)    “Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)    Net Losses includes loans on which the trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)    The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(5)    As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Subprime Mortgage Loans”. Therefore, the loan loss information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Subprime Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

10.	The information under the section entitled “Legal Proceedings” on page S-103 of the Prospectus Supplement is hereby deleted and replaced with the following:

There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding, as sponsor and master servicer, Residential Accredit Loans, Inc. as depositor, RALI Series 2007-QH6 Trust as the issuing entity, GMACM, as subservicer, or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

Residential Funding and GMACM are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and GMACM that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or GMACM. Any such unfavorable outcome could adversely affect the ability of Residential Funding or GMACM to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or GMACM with a successor servicer.

Among the legal proceedings to which Residential Funding is a party is a class action lawsuit that was filed against a lender (Mortgage Capital Resources Corporation), Residential Funding and other parties in state court in Kansas City, Missouri. Plaintiffs asserted violations of the Missouri Second Mortgage Loan Act (“SMLA”), Mo.R.S. Section 408.233, based on the lender's charging or contracting for payment of allegedly unlawful closing costs and fees. The relief sought included a refund of all allegedly illegal fees, the refund of interest paid, and the discounted present value of interest to be paid in the future on active mortgage loans. The plaintiffs also sought prejudgment interest and punitive damages.

Residential Funding is an assignee of some of the mortgage loans in question. The plaintiffs contended that Residential Funding is strictly liable for the lender’s alleged SMLA violations pursuant to the assignee provisions of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), 15 U.S.C. Section 1641(d)(1). Residential Funding terminated its relationship with the lender in early May 2000.

In connection with that proceeding, on January 4, 2008, a verdict was returned that Residential Funding pay $4.33 million in actual damages and $92 million in punitive damages.  RFC intends to appeal and vigorously contest the punitive damage award. However, even if the punitive damage award is not reduced upon appeal, Residential Funding's management believes that any liability with respect to this proceeding would not have a material adverse effect on investors in the offered certificates.

11.

The monthly statement to certificateholders that relates to the February 25, 2008 distribution date is attached to this supplement as Annex I. Investors should note the following information that is contained in that monthly statement:

•

As of February 1, 2008, approximately 3.0% of the mortgage loans by principal balance (after deducting payments of principal due during February 2008) are currently 30 to 59 days delinquent in payment of principal and interest.

•

As of February 1, 2008, approximately 1.5% of the mortgage loans by principal balance (after deducting payments of principal due during February 2008) are currently 60 to 89 days delinquent in payment of principal and interest.

•

As of February 1, 2008, approximately 3.1% of the mortgage loans by principal balance (after deducting payments of principal due during February 2008) are currently 90 days or more delinquent in payment of principal and interest.

•	As of February 1, 2008, there have been no realized losses on the mortgage loans since the cut-off date.

For a description of the methodology used to categorize mortgage loans as delinquent, see “Description of the Mortgage Pool––Static Pool Information” in the Prospectus Supplement.

_________________________________________________________

This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and the prospectus.

Dealers will be required to deliver a supplement, a prospectus supplement and a prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, a prospectus supplement and a prospectus.

Goldman, Sachs & Co.

Underwriter

ANNEX I

FEBRUARY 2008 MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Statement to Certificateholder

	Distribution Information		Deal Information

	1. Distribution Summary		Deal Name:	Residential Accredit Loans Inc, 2007-QH6

	2. Factor Summary		Asset Type:	Mortgage Asset-Backed Pass-Through Certificates

	3. Components Information	(Not Applicable)
			Closing Date:	06/28/2007
4. Interest Summary

			First Distribution Date:	07/25/2007

5. Other Income Detail
			Determination Date:	02/21/2008

	6. Interest Shortfalls, Compensation and Expenses		Distribution Date:	02/25/2008

Record Date:
7. Prepayment Interest and Basis Risk/Net WAC Shortfall Amounts
			Book-Entry:	02/22/2008

	8. Collateral Summary		Definitive:	01/31/2008

9. Repurchase Information

10. Loan Status Report (Delinquencies)
			Trustee:	Deutsche Bank Trust Company Americas
11. Deal Delinquencies (30 Day Buckets)

			Main Telephone:	714-247-6000
12. Loss Mitigation and Servicing Modifications

GMAC-RFC
13. Losses and Recoveries

			Bond Administrator:	Nicholas Gisler
14. Credit Enhancement Report

			Telephone:	(81-) 2-0-16
	15. Distribution Percentages	(Not Applicable)

			Pool(s) :	40545
16. Overcollateralization Summary

17. Excess Cash Flow, Overcollateralization Provisions and Derivative Amounts

18. Performance Tests

	19. Lender Paid Mortgage Insurance	(Not Applicable)

20. Comments

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors		Page 1 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

1. Distribution Summary

Class	CUSIP	Original Face Value	Beginning Notional / Principal Balance	Pass - Through Rate	Principal Distribution	Interest Distribution	Total Distribution (3) + (4) = (5)	Principal Loss	Interest Loss	Deferred Interest	Ending Notional/ Principal Balance (1)-(3)-(6)+(8)=(9)

			(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)

A-1	74922AAA5	336,244,000.00	331,508,590.60	3.56625000	1,211,188.21	1,018,042.16	2,229,230.37	0.00	0.00	0.00	330,297,402.39

A-2	74922AAB3	140,102,000.00	138,128,908.06	3.60625000	504,662.96	428,943.02	933,605.98	0.00	0.00	0.00	137,624,245.10

A-3	74922AAC1	84,062,000.00	82,878,133.57	3.66625000	302,800.66	261,650.30	564,450.96	0.00	0.00	0.00	82,575,332.91

M-1	74922AAD9	10,500,000.00	10,500,000.00	3.77625000	0.00	34,143.59	34,143.59	0.00	0.00	0.00	10,500,000.00

M-2	74922AAE7	7,200,000.00	7,200,000.00	3.82625000	0.00	23,722.75	23,722.75	0.00	0.00	0.00	7,200,000.00

M-3	74922AAF4	3,000,000.00	3,000,000.00	4.12625000	0.00	10,659.48	10,659.48	0.00	0.00	0.00	3,000,000.00

M-4	74922AAG2	3,000,000.00	3,000,000.00	4.52625000	0.00	11,692.81	11,692.81	0.00	0.00	0.00	3,000,000.00

M-5	74922AAH0	4,200,000.00	4,200,000.00	4.92625000	0.00	17,816.60	17,816.60	0.00	0.00	0.00	4,200,000.00

M-6	74922AAJ6	3,000,000.00	3,000,000.00	5.05237967	0.00	13,888.65	13,888.65	0.00	0.00	0.00	3,000,000.00

M-7	74922AAK3	2,100,000.00	2,100,000.00	5.05237967	0.00	9,722.05	9,722.05	0.00	0.00	0.00	2,100,000.00

M-8	74922AAL1	1,800,000.00	1,800,000.00	5.05237967	0.00	8,333.19	8,333.19	0.00	0.00	0.00	1,800,000.00

B	74922AAR8	1,800,000.00	1,800,000.00	5.05237967	0.00	8,333.19	8,333.19	0.00	0.00	0.00	1,800,000.00

SB	74922AAS6	3,000,792.26	3,000,043.96	0.00000000	0.00	768,102.82	768,102.82	0.00	0.00	0.00	3,000,043.96

R-I	74922AAM9	0.00	0.00	0.00000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-II	74922AAN7	0.00	0.00	0.00000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-III	74922AAP2	0.00	0.00	0.00000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-X	74922AAQ0	0.00	0.00	0.00000000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Totals		600,008,792.26	592,115,676.19		2,018,651.83	2,615,050.61	4,633,702.44	0.00	0.00	0.00	590,097,024.36

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 2 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

2. Factor Summary
Amount /Original Amount per $1000 unit)

Class		CUSIP	Beginning Notional/ Principal Balance Factor	Principal Distribution Factor	Interest Distribution Factor	Total Distribution Factor	Deferred Interest Factor	Interest Shortfall Factor	Ending Notional/ Principal Balance Factor

A-1		74922AAA5	985.91674677	3.60211100	3.02768870	6.62979970	0.00000000	0.00000000	982.31463577

A-2		74922AAB3	985.91674680	3.60211103	3.06164808	6.66375912	0.00000000	0.00000000	982.31463577

A-3		74922AAC1	985.91674681	3.60211106	3.11258714	6.71469820	0.00000000	0.00000000	982.31463575

M-1		74922AAD9	1,000.00000000	0.00000000	3.25177048	3.25177048	0.00000000	0.00000000	1,000.00000000

M-2		74922AAE7	1,000.00000000	0.00000000	3.29482639	3.29482639	0.00000000	0.00000000	1,000.00000000

M-3		74922AAF4	1,000.00000000	0.00000000	3.55316000	3.55316000	0.00000000	0.00000000	1,000.00000000

M-4		74922AAG2	1,000.00000000	0.00000000	3.89760333	3.89760333	0.00000000	0.00000000	1,000.00000000

M-5		74922AAH0	1,000.00000000	0.00000000	4.24204762	4.24204762	0.00000000	0.00000000	1,000.00000000

M-6		74922AAJ6	1,000.00000000	0.00000000	4.62955000	4.62955000	0.00000000	0.00000000	1,000.00000000

M-7		74922AAK3	1,000.00000000	0.00000000	4.62954762	4.62954762	0.00000000	0.00000000	1,000.00000000

M-8		74922AAL1	1,000.00000000	0.00000000	4.62955000	4.62955000	0.00000000	0.00000000	1,000.00000000

B		74922AAR8	1,000.00000000	0.00000000	4.62955000	4.62955000	0.00000000	0.00000000	1,000.00000000

SB	1	74922AAS6

R-I		74922AAM9	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

R-II		74922AAN7	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

R-III		74922AAP2	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

R-X		74922AAQ0	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

1	Factors not reported for OC Classes

Deal Factor :	98.34806289%

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 3 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

4. Interest Summary
The following section only reports information for classes that have accrued interest for this distribution.

Class	Accrual Period		Accrual Methodology	Beginning Notional/Principal Balance	Pass- Through Rate	Optimal Interest	Interest Loss	Deferred Interest	Interest Shortfall Amount	Other Income	Interest Distribution (1)-(2)-(3)- (4)+(5)=(6)	Accrued Certificate Interest Remaining Unpaid

	Start	End				(1)	(2)	(3)	(4)	(5)	(6)
A-1	01/25/2008	02/24/2008	Actual/360	331,508,590.60	3.56625000	1,018,042.16	0.00	0.00	0.00	0.00	1,018,042.16	0.00

A-2	01/25/2008	02/24/2008	Actual/360	138,128,908.06	3.60625000	428,943.02	0.00	0.00	0.00	0.00	428,943.02	0.00

A-3	01/25/2008	02/24/2008	Actual/360	82,878,133.57	3.66625000	261,650.30	0.00	0.00	0.00	0.00	261,650.30	0.00

M-1	01/25/2008	02/24/2008	Actual/360	10,500,000.00	3.77625000	34,143.59	0.00	0.00	0.00	0.00	34,143.59	0.00

M-2	01/25/2008	02/24/2008	Actual/360	7,200,000.00	3.82625000	23,722.75	0.00	0.00	0.00	0.00	23,722.75	0.00

M-3	01/25/2008	02/24/2008	Actual/360	3,000,000.00	4.12625000	10,659.48	0.00	0.00	0.00	0.00	10,659.48	0.00

M-4	01/25/2008	02/24/2008	Actual/360	3,000,000.00	4.52625000	11,692.81	0.00	0.00	0.00	0.00	11,692.81	0.00

M-5	01/25/2008	02/24/2008	Actual/360	4,200,000.00	4.92625000	17,816.60	0.00	0.00	0.00	0.00	17,816.60	0.00

M-6	01/25/2008	02/24/2008	Actual/360	3,000,000.00	5.05237967	13,888.65	0.00	0.00	0.00	0.00	13,888.65	0.00

M-7	01/25/2008	02/24/2008	Actual/360	2,100,000.00	5.05237967	9,722.05	0.00	0.00	0.00	0.00	9,722.05	0.00

M-8	01/25/2008	02/24/2008	Actual/360	1,800,000.00	5.05237967	8,333.19	0.00	0.00	0.00	0.00	8,333.19	0.00

B	01/25/2008	02/24/2008	Actual/360	1,800,000.00	5.05237967	8,333.19	0.00	0.00	0.00	0.00	8,333.19	0.00

SB	01/01/2008	01/31/2008	30/360	3,000,043.96	0.00000000	0.00	0.00	0.00	0.00	768,102.82	768,102.82	0.00

Deal Totals				592,115,676.19		1,846,947.79	0.00	0.00	0.00	768,102.82	2,615,050.61	0.00

Current Index Rates

Index Type	Rate	Classes

BTLIB TEL 25 -2BD	3.37625000	A-1, A-2, A-3, M-2, M-4, M-6, M-8, B, M-7, M-5, M-3, M-1

5. Other Income Detail

Class	Prepayment Charges	Remaining Excess Cash Flow and OC Release Amount	Other Income Distribution

	(1)	(2)	(1) + (2) = (3)
SB
	38,956.46	729,146.36	768,102.82

Deal Totals	38,956.46	729,146.36	768,102.82

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 4 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

6. Interest Shortfalls, Compensation and Expenses

	Current Prepayment Interest Shortfall Amount	Compensating Interest	Net Prepayment Interest Shortfall Amount (1) - (2)=(3)	Civil Relief Act	Civil Relief Act	Compensation		Advances		Allowable Expenses per	Non - Recoverable Advances

	(1)	(2)	(3)			Subservicer	Master	Subservicer	Master

Deal Totals	2,722.45	2,722.45	0.00	0	0.00	185,070.46	22,936.97	157,395.55	0.00	0.00	0.00

Advances are made for delinquent loans and are reimbursed from borrower collections and liquidation proceeds as reported herein

7. Prepayment Interest and Basis Risk/Net WAC Shortfall Amounts

(A) Prepayment Interest Shortfall Amounts							(B) Basis Risk/Net WAC Shortfall Amounts

Class	Current	Prior Unpaid	Prior Unpaid Accrued Interest	Total Paid	Remaining Unpaid (1)+(2)+(3)-(4)=(5)	Current Period Uncompensated	Prior Unpaid	Prior Unpaid Accrued Interest	Total Paid	Remaining Unpaid (1)+(2)+(3)-(4)=(5)

	(1)	(2)	(3)	(4)	(5)	(1)	(2)	(3)	(4)	(5)

A-1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

A-2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

A-3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-5	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

M-6	0.00	0.00	0.00	0.00	0.00	836.67	0.00	0.00	836.67	0.00

M-7	0.00	0.00	0.00	0.00	0.00	585.67	0.00	0.00	585.67	0.00

M-8	0.00	0.00	0.00	0.00	0.00	502.00	0.00	0.00	502.00	0.00

B	0.00	0.00	0.00	0.00	0.00	502.00	0.00	0.00	502.00	0.00

SB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-I	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-II	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-III	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R-X	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Totals	0.00	0.00	0.00	0.00	0.00	2,426.34	0.00	0.00	2,426.34	0.00

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 5 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

8. Collateral Summary

A. Loan Count and Balances

			Original Loan Count/ Scheduled Principal Balance	Beginning Loan Count/ Scheduled Principal Balance		Scheduled Principal	Curtailments	Payoffs	Matured Loans	Repurchases	Beginning Aggregate Scheduled Principal Balance of Liquidations/ Charge-offs	Ending Loan Count/Scheduled Principal Balance

Deal Totals	Count		1,549		1,507	N/A	340	9	0	0	0	1,498

	Balance/Amount		600,008,792.26	592,115,676.19		-1,422,613.69	171,821.86	3,269,443.66	N/A	0.00	0.00	590,097,024.36

B. Weighted Averages

	Beginning Weighted Average Gross Mortgage Rate	Ending Weighted Average Gross Mortgage Rate	Ending Weighted Average Remaining Amortization Term	Ending Weighted Average Months to Maturity	Beginning Weighted Average Net Mortgage	Ending Weighted Average Net Mortgage	Beginning Weighted Average Unmodified Net Mortgage	Net Weighted Average Cap Rate	Weighted Average Net Rate

Deal Totals
	7.32558307	7.32684375	351.50	351.50	6.90058307	6.90184375	6.90058307	N/A	N/A

C. Constant Prepayment Rate

	1 Month CPR		3 Month CPR	6 Month CPR		12 Month CPR		Life CPR

Deal Totals	6.74%		9.31%	6.43%				5.21%

Net WAC CAP Rate: 5.052380% Available Funds Rate: 10.635114%

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 6 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

9. Repurchases

		Breaches Of Representations	ARM Conversions	Optional Repurchases of Defaulted Loans	Others	Total (1)+(2)+(3)+(4)=(5)
		(1)	(2)	(3)	(4)	(5)

	Count	0	0	0	0	0
Deal Totals

	Scheduled Balance	0.00	0.00	0.00	0.00	0.00

10. Loan Status Report
			Delinquency Calculation Method: Mortgage Bankers Association

	Current / Delinquent		Bankruptcy		Foreclosure		REO				Total
Deal Totals

	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Actual Balance	Count	Scheduled Balance

Current	1,388	544,821,416.62	1	161,798.64	0	0.00	0	0.00	0.00	1,389	544,983,215.26

30 days	44	17,806,607.69	0	0.00	0	0.00	0	0.00	0.00	44	17,806,607.69

60 days	22	8,625,677.32	1	341,949.39	0	0.00	0	0.00	0.00	23	8,967,626.71

90 days	13	4,457,783.79	1	365,757.00	0	0.00	0	0.00	0.00	14	4,823,540.79

120 days	3	678,433.09	0	0.00	6	3,138,541.80	0	0.00	0.00	9	3,816,974.89

150 days	2	966,973.73	0	0.00	5	2,708,741.25	0	0.00	0.00	7	3,675,714.98

180 days	3	2,019,703.12	0	0.00	1	213,824.97	0	0.00	0.00	4	2,233,528.09

181+ days	0	0.00	0	0.00	8	3,789,815.95	0	0.00	0.00	8	3,789,815.95

Total	1,475	579,376,595.36	3	869,505.03	20	9,850,923.97	0	0.00	0.00	1,498	590,097,024.36

Current	92.66%	92.33%	0.07%	0.03%	0.00%	0.00%	0.00%	0.00%	0.00%	92.72%	92.35%

30 days	2.94%	3.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.94%	3.02%

60 days	1.47%	1.46%	0.07%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%	1.54%	1.52%

90 days	0.87%	0.76%	0.07%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%	0.93%	0.82%

120 days	0.20%	0.11%	0.00%	0.00%	0.40%	0.53%	0.00%	0.00%	0.00%	0.60%	0.65%

150 days	0.13%	0.16%	0.00%	0.00%	0.33%	0.46%	0.00%	0.00%	0.00%	0.47%	0.62%

180 days	0.20%	0.34%	0.00%	0.00%	0.07%	0.04%	0.00%	0.00%	0.00%	0.27%	0.38%

181+ days	0.00%	0.00%	0.00%	0.00%	0.53%	0.64%	0.00%	0.00%	0.00%	0.53%	0.64%

Total	98.46%	98.18%	0.20%	0.15%	1.34%	1.67%	0.00%	0.00%	0.00%	100.00%	100.00%

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 7 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

11. Delinquency Data

	Totals			Totals			Totals			Totals			Totals
	Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance		Count % Count	Balance % Balance

	44	17,806,607.69		0	0.00		0	0.00		0	0.00		0	0.00
1 Month			13 Months			25 Months			37 Months			49 Months

	2.94%	3.02%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	23	8,967,626.71		0	0.00		0	0.00		0	0.00		0	0.00
2 Months			14 Months			26 Months			38 Months			50 Months

	1.54%	1.52%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	14	4,823,540.79		0	0.00		0	0.00		0	0.00		0	0.00
3 Months			15 Months			27 Months			39 Months			51 Months

	0.93%	0.82%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	9	3,816,974.89		0	0.00		0	0.00		0	0.00		0	0.00
4 Months			16 Months			28 Months			40 Months			52 Months

	0.60%	0.65%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	7	3,675,714.98		0	0.00		0	0.00		0	0.00		0	0.00
5 Months			17 Months			29 Months			41 Months			53 Months

	0.47%	0.62%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	4	2,233,528.09		0	0.00		0	0.00		0	0.00		0	0.00
6 Months			18 Months			30 Months			42 Months			54 Months

	0.27%	0.38%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	8	3,789,815.95		0	0.00		0	0.00		0	0.00		0	0.00
7 Months			19 Months			31 Months			43 Months			55 Months

	0.53%	0.64%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

										0	0.00
	0	0.00		0	0.00		0	0.00					0	0.00

8 Months			20 Months			32 Months			44 Months			56 Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	0	0.00		0	0.00		0	0.00		0	0.00		0	0.00
9 Months			21 Months			33 Months			45 Months			57 Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	0	0.00		0	0.00		0	0.00		0	0.00		0	0.00
10 Months			22 Months			34 Months			46 Months			58 Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

								0.00			0.00
	0	0.00		0	0.00		0			0			0	0.00

11 Months			23 Months			35 Months			47 Months			59 Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

	0	0.00		0	0.00		0	0.00		0	0.00		0	0.00
12 Months			24 Months			36 Months			48 Months			60+ Months

	0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%		0.00%	0.00%

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 8 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

12. Loss Mitigation and Servicing Modifications

		Current		1 Payment		2 Payments		3+ Payments		Foreclosure		REO		Total

	Modification Type	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance

	Capitalizations	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

Deal Totals
	Other
		0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00

			Payoffs					Repurchases				Liquidations					Total

		Current Month			Cumulative			Current Month		Cumulative		Current Month		Cumulative			Current Month		Cumulative
Modification Type

		Count		Scheduled Balance		Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance		Count	Scheduled Balance	Count	Scheduled Balance

Deal Totals	Capitalizations		0	0.00		0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0		0.00	0	0.00

	Other Modifications

		0	0.00		0	0.00	0	0.00	0	0.00	0	0.00	0	0.00		0	0.00	0	0.00

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 9 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

13. Losses and Recoveries
A. Current Cycle Realized Losses

	Current Period Realized Losses	Liquidations	Charge-Offs	Servicing Modifications	Bankruptcy Losses	Total

	Loss Count	0	0	0	0	0

	Beginning Aggregate Scheduled Balance	0.00	0.00	0.00	0.00	0.00
Deal Totals

	Principal Portion of Loss	0.00	0.00	0.00	0.00	0.00

	Interest Portion of Loss	0.00	0.00	0.00	0.00	0.00

	Total Realized Loss	0.00	0.00	0.00	0.00	0.00

B. Cumulative Realized Losses

	Cumulative Realized Losses	Liquidations	Charge-Offs	Servicing Modifications	Bankruptcy Losses	Total

Deal Totals	Loss Count	0	0	0	0	0

	Total Realized Loss	0.00	0.00	0.00	0.00	0.00

C. Subsequent Recoveries

	Subsequent Recoveries	Current Period		Cumulative

	Subsequent Recoveries Count		0	0

	Subsequent Recoveries		0.00	0.00
Deal Totals

	Net Loss 1		0.00	0.00

	Net Loss % 2		0.00%	0.00%

1 Total Realized Loss less Subsequent Recoveries
2 Net Loss % of Original Balance

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 10 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

D. Default Percentages

Default Loss Percentage	1 Month	3 Months	6 Months	12 Months	Life of Deal

Monthly Default Rate	0.00%	0.00%	0.00%		0.00%

Constant Default Rate	0.00%	0.00%	0.00%		0.00%

1-Month MDR (Current Month) = SUM(Beginning Scheduled balances of liquidating loans) / [SUM(Beginning Scheduled loan balances)- SUM(Scheduled Principal payments)]
m-Month = 3, 6, 12, months or the life of deal to date
m-Month MDR(over m months in period where n is current month)= 1-[(1-MDRn-m+1) * (1-MDRn-m+2) *.* (1-MDR n-1) * (1-MDRn)]^(1/m)
CDRm = 1- [(1- MDRm)^12],where m is number of months in period

14. Credit Enhancement Report

Reserve Accounts
			DEPOSITS		WITHDRAWALS

							Ending Balance

Description	Source	Beginning Balance	Investment Earnings	Other Deposits	Draws	Releases

Supplemental Interest Trust Account		0.00	0.00	828,858.70	828,858.70	0.00	0.00

Hedge Agreements

Description	Provider	Termination Date		Amount Received From Provider		Amount Paid to Provider

Swap Agreement	Credit Suisse	06/25/2012		1,339,765.01		2,168,623.71

16. Overcollateralization Summary

	Prior Required Overcollateralization Amount	Beginning Overcollateralization Amount	Overcollateralization Increase/(Reduction) Amount	Ending Overcollateralization Amount	Current Required Overcollateralization Amount
Deal Total
	3,000,043.96	3,000,043.96	0.00	3,000,043.96	3,000,043.96

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 11 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

17. Excess Cashflow, Overcollateralization and Derivative Amounts

Excess Cashflow and Derivative Summary

(1)	Scheduled Unmodified Net Interest	3,404,952.84

(2)	Interest Losses	0.00

(3)	Subsequent Recoveries	0.00

(4)	Interest Adjustment Amount	0.00

(5)	Offered Certificate Accrued Interest	1,844,521.46

(6)	Net Deferred Interest Amount	0.00

(7)	Yield Maintenance/Swap Payment Amount - IN	0.00

(8)	Yield Maintenance/Swap Payment Amount - OUT	828,858.70

(9)	OC Reduction Amount	0.00

(10)	Excess Cashflow Prior to OC Provisions	731,572.69

Overcollateralization and Derivative Amounts

	Excess Cashflow Prior to OC Provisions	731,572.69

(1)	Unreimbursed Principal Portion of Realized Losses	0.00

(2)	Principal Portion of Realized Losses	0.00

(3)	Overcollateralization Increase	0.00

(4)	Prepayment Interest Shortfall	0.00

(5)	Unpaid PPIS With Accrued Interest	0.00

(6)	Interest Carry Forward Amount	0.00

(7)	Basis Risk Shortfall Carry-Forward Amount	2,426.33

(8)	Relief Act Shortfall	0.00

(9)	Unreimbursed Realized Losses	0.00

(10)	Swap Termination Payment Amount	0.00

(11)	Swap Term Payment covered by Swap - No Swap Trigger Event	0.00

(12)	Unpaid Accrued Interest covered by Swap Agreement	0.00

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 12 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

(13)	Realized Loss covered by Swap	0.00

(14)	Overcollateralization Increase covered by Swap	0.00

(15)	Interest Carry Forward Amount Covered by Swap	0.00

(16)	Basis Risk Shortfall covered by Swap	0.00

(17)	Swap Term Payment due to Swap Trigger Event covered by Swap	0.00

(18)	To Class SB Certificates	729,146.36

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 13 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

18. Performance Tests

Current Distribution Date >= Target Distribution

Current Distribution Period	8

StepDownTarget Distribution Period	37

Current Distribution Date >= Target Distribution Date	False

Stepdown Date - Senior Enhancement Test

Current Senior Enhancement Percent - Actual value	6.71076800%

Specified Senior Enhancement Percent - Target value	16.50000000%

Senior Enhance Pct >= Specified Senior Enhance Pct (Actual End Balance <= Target End Balance)	False

StepDown Date and Senior Enhancement pass

Current Distribution Date >= Target Distribution Date	False

Senior Enhance Pct >= Specified Senior Enhance Pct (Actual End Balance <= Target End Balance)	False

After StepDown Date and Senior Enh Percent >= Target Percent	False

Sixty-Plus Delinquency Percentage >= Target %

3-Month Average Sixty-Plus Delinquency Percentage - Actual Value	3.66523500%

Senior Enhancement Delinquency Percentage - Target Value	2.68430700%

Sixty-Plus Delinquency Percentage >= Senior Enhancement Delinquency Percentage Target	True

Aggregate Realized Loss % >= Scheduled Loss %

Aggregate Realized Loss Percentage - Actual Value	0.00000000%

Scheduled Loss Target Percent	0.15000000%

Aggregate Realized Loss Percentage >= Scheduled Loss Percent	False

Trigger Event is in effect?

Sixty-Plus Delinquency Percentage >= Senior Enhancement Delinquency Percentage Target	True

Aggregate Realized Loss Percentage >= Scheduled Loss Percent	False

Trigger Event is in effect	True

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 14 of 15

Statement to Certificateholder

Residential Accredit Loans Inc, 2007-QH6

February 25, 2008

Stepdown Date and Trigger Event in effect

Stepdown Date has occurred	False

Trigger Event is in effect	True

Trigger Event is in effect on or after StepDown Date	False

20. Comments

Comments:	For all Loan Groups together and for each separately, where applicable, the Credit Support Depletion Date has not occurred.

Beginning and Ending Interest Carryforward Amounts for all related classes equal zero.

Beginning with the Distribution in February 2008, a change was made to our Servicing Guide in order to conform to industry standards. GMAC-RFC now defines the initiation of foreclosure as the date the file is referred to the attorney and/or trustee. This may lead to an increase in the reporting of loans that are in foreclosure with a corresponding decrease in other delinquency buckets. This change will be noticeable during the February and March 2008 Distributions.

ERISA Text:	Each beneficial owner of any Certificate (or any interest therein) which provides credit enhancement for any other Certificate and is available in book-entry form, including any such

Class M Certificate, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either: a) it is not an employee benefit or other plan subject to the prohibited transaction provision of the Employee Retirement Income Security Act of 1974, as amended('ERISA'), or Section 4975 of the Internal Revenue
Code of 1986, as amended (a 'Plan'), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of purchasing any Certificate with 'plan assets' of any Plan; or b) (i) the transferee is an insurance company, (ii) the source of funds to be used by it to purchase the Certificates is an
'insurance company general account' (within the meaning of Department of Labor Prohibited Transaction Class Exemption ('PTCE') 95-60), and (iii) the conditions set forth in
Section I and III of PTCE 95-60 have been satisfied. Any purported beneficial owner of any such book-entry Certificate (or interest therein) to whom either (a) or (b) above does not apply shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claim, cost or expenses incurred by such parties as a result of its acquisition or holding of such Certificate.

03/06/2008	10:45:07AM	Residential Funding Company, LLC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Page 15 of 15

Statement To Certificateholder

Residential Accredit Loans, Inc. 2007-QH6

February 25, 2008

Cash Flow Received and Uses of Funds

Cash Flow Received	Amount

Principal and Interest Payments	5,443,819.19
Prepayment Premium	38,956.46
Liquidation and Insurance Proceeds	0.00
Subsequent Recoveries	0.00
Repurchase Proceeds	0.00
Other Deposits/Adjustments (including Derivatives Payment)	2,722.45
Total Deposits	5,485,498.10

Uses of Funds	Amount

Transfer to Certificate Account	4,633,702.44
Reimbursed Advances and Expenses	0.00
Master Servicing Compensation	22,936.97
Derivatives Payment	828,858.70
Total Withdrawals	5,485,498.11

Ending Balance	0.00

GMAC-RFC, 2255 North Ontario Street, Suite 400, Burbank, CA 91504, 818.260.1400, www.gmacrfc.com/investors	Appendix A